Exhibit 99.1

Certification

The undersigned officer of Natrol, Inc. (the “Company”) hereby certifies that the Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2003 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that to the best of my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.  This certification is provided solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Date:	5/15/2003	Name:	/s/Dennis R. Jolicoeur

		Title:	Chief Financial Officer and Executive
Vice President